EXHIBIT 10.36

WEBSITE ASSET PURCHASE AGREEMENT

This Website Asset Purchase Agreement (the "Agreement ") is made effective on this 1st day of June, 2015, by and between Christopher Fisher, Certified Wolfhunter.com, Facebook.com/SurviveTheStreet with its legal address being 285 Stoney Trail, Maylene, AL 35114 (the "Seller"), and Bright Mountain, LLC , a Florida limited liability company at 6400 Congress Avenue, Boca Raton, FL 33487 (the "Buyer ").

1.

WEBSITE PURCHASE

Subject to the terms and conditions contained in this Agreement the Seller hereby sells and transfers to the Buyer any and all of Seller's rights, title and interest in and to the Website and Internet Domain Name, CertifiedWolfhunter.com and all of its respective contents (the "Website "), and any other rights associated with the Website, including, without limitation, any intellectual property rights including both US Wolfhunter Trademarks serial numbers 86124770 and 86063035, and associated respective registration numbers 4517881 and 4517698 for Marks Registered April 22, 2014 and all related domain names, logos email lists, passwords , usernames and trade names; and all of the related social media accounts including but not limited to, Instagram , Twitter , Facebook.com/SurviveTheStreets, Instagram, and Pinterest at closing and associated other rights are more specifically and particularly identified on Exhibit "A" hereto.

2.

PAYMENT 'TERMS

In consideration for the sale of the Website as defined in paragraph 1 above, the Buyer agrees to pay the Seller the amount of Fifty Thousand Dollars (US $50,000.00) at the June 1, 2015 closing.

3.

SELLER'S OBLIGATIONS

Seller agrees to facilitate and expedite transfer of the Website and all of its respective contents as defined above at closing. Further, seller will make himself available for up to one hour per week during a 60 day transition period to answer any questions about the purchased assets.

4.

REPRESENTATIONS AND WARRANTIES BY THE SELLER

a)

The Seller has all necessary right, power and authorization to sign and perform all the obligations under this Agreement.

b)

The Seller has the exclusive ownership of the Website and there are no current disputes or threat of disputes with any third party over the proprietary rights to the Website or any of the Website content.

c)

The execution and performance of this Agreement by the Seller will not constitute or result in a violation of any material agreement to which the Seller is a party.

5.

INDEMNITY

The Seller shall indemnify and hold harmless the Buyer against all damages, losses or liabilities, which may arise with respect to the Website, its use, operation or content, to the extent such damage, loss or liability was caused by the wrongful conduct of Seller prior to the effective date of this Agreement.   Such duty to indemnify on the part of the Seller shall terminate as of December 31, 2015.

6.

ADDITIONAL DOCUMENTS

Seller agrees to cooperate with Purchaser and take any and all actions necessary to transfer and perfect the ownership of the Website Registration and Hosting from Seller to Buyer, including providing all necessary passwords and usernames on the closing date and thereafter. While Seller and Buyer acknowledge that this is an Asset Purchase Agreement, Seller understands that Buyer is a public company and falls under SEC guidelines and requirements and may need historic accounting and financial records. Should Buyer require accounting and financial records for audit purposes from Seller at a future time, Seller agrees to facilitate and deliver to Buyer timely, upon written request any and all necessary historical financial records without limitation.

7.

NON COMPETE

Seller agrees not to compete with Bright Mountain, LLC with any website similar to CertifiedWolfhunter.com for a period of five years.

8.

NOTICE

All notices required or permitted under this Agreement shall be deemed delivered when delivered in person or by certified mail, return receipt requested, with copy sent via  e mail, postage prepaid, addressed to the appropriate party at the address shown for  that party at the beginning of this Agreement. The parties hereto may change their addresses by giving written notice of the change in the manner described in this paragraph. Any party hereto may acknowledge receipt of a document or other information by email and expressly waive their right to notice of that document or other information by mail in said email communication.

9.

ENTIRE AGREEMENT AND MODIFICATION

This Agreement constitutes the entire agreement between the parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement replaces any and all prior agreements between the parties.

10.

INVALIDITY OR SEVERABILITY

If there is any conflict between any provision of this Agreement and any law, regulation or decree affecting this Agreement, the provision of this Agreement so affected shall be regarded as null and void and shall, where practicable, be curtailed and limited to the extent necessary to bring it within the requirements of such law, regulation or decree but otherwise it shall not render null and void other provisions of this Agreement.

12.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Signed this 1st day of June, 2015.

Seller:

Christopher Fisher

Signature:  /s/ Christopher Fisher

Buyer: Bright Mountain. LLC

By:  W. Kip Speyer: President

Signature:  /s/ W. Kip Speyer

Exhibit "A" Website and Associated Rights

•

Domain names:  http://www.certifiedwolfhunter.com

•

Facebook:  http://www.facebook.com/SurviveTheStreet

•

Trademarks:   US Wolfhunter Trademarks serial numbers 86124770 and 86063035, and associated respective registration numbers 4517881 and 4517697 for Trademarks Registered April 22, 2014